EXHIBIT 99.1

Sucampo Announces Resolution of Par Pharmaceutical's ANDA for RESCULA(R)

BETHESDA, Md., Feb. 11, 2015 (GLOBE NEWSWIRE) -- Sucampo Pharmaceuticals, Inc. (Sucampo) (Nasdaq:SCMP), a global biopharmaceutical company, today announced that Sucampo and R-Tech Ueno, Ltd. (RTU), have entered into a stipulation and license agreement with Par Pharmaceutical, Inc. (Par). The agreement states that in limited circumstances, Sucampo or RTU would grant Par a license for a generic version of the RESCULA® (unoprostone isopropyl ophthalmic solution) 0.15% product approved for the lowering of intraocular pressure in patients with open-angle glaucoma or ocular hypertension prior to the latest expiration date of the patents, which is July 2021. Par had previously submitted an Abbreviated New Drug Application to the U.S. Food and Drug Administration requesting approval to market, sell, and use a generic version of RESCULA.

Under such license, Par will split with Sucampo the gross profits of the generic or authorized generic version sold during the term of the agreement, which continues until the last of Sucampo patents relating to RESCULA have expired. In the event Par elects to launch an authorized generic, Sucampo will supply Par under the terms of a manufacturing and supply agreement at a negotiated price.

"We previously announced our exit from commercialization activities for RESCULA as we focus on the growth of AMITIZA sales with our partners and the expansion and advancement of our pipeline," said Peter Greenleaf, Chief Executive Officer of Sucampo. "However, we still remain committed to enforcing our intellectual property for RESCULA and believe the terms of this agreement are favorable to Sucampo."

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is focused on the development and commercialization of medicines that meet major unmet medical needs of patients worldwide. Sucampo has one marketed product – AMITIZA® – and a pipeline of drug candidates in clinical development. A global company, Sucampo is headquartered in Bethesda, Maryland, and has operations in Japan, Switzerland and the United Kingdom. For more information, please visit www.sucampo.com.

The Sucampo logo is the registered trademark and the tagline, The Science of Innovation, is a registered trademark of Sucampo AG. AMITIZA is a registered trademark of Sucampo AG.

Follow us on Twitter (@Sucampo_Pharma). Follow us on LinkedIn (Sucampo Pharmaceuticals).

Twitter   LinkedIn

Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, future financial and operating results, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; the ability of Sucampo to develop and commercialize existing and pipeline products; Sucampo's ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally; the effects of competitive products on Sucampo's products; and the exposure to litigation and/or regulatory actions.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 10-K as filed with the Securities and Exchange Commission on March 12, 2014 as well as its filings with the Securities and Exchange Commission on Form 10-Q and 8-K, which Sucampo incorporates by reference.

CONTACT: Sucampo Pharmaceuticals, Inc.
         Silvia Taylor
         Senior Vice President, Investor Relations
         and Corporate Communications
         1-240-223-3718
         staylor@sucampo.com